Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-237934) of Navios Maritime Partners L.P. of our report dated March 31, 2021 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
April 12, 2022